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                                 PRESS RELEASE

                                            ALLIED RESEARCH CORPORATION
                                            8000 TOWERS CRESCENT DRIVE, STE. 260
                                            VIENNA, VIRGINIA 22182
                                            HOME PAGE: ALLIEDRESEARCH.COM
                                            TICKER: ALR-AMERICAN STOCK EXCH.

                                            CONTACT: JOHN G. MEYER, JR.
                                            EXECUTIVE VICE PRESIDENT


ALLIED RESEARCH CORPORATION NAMES GENERAL (RETIRED) J.H. BINFORD PEAY, III, CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER; NAMES JOHN G. MEYER, JR. AND BRUCE W. WADDELL AS KEY MEMBERS OF THE SENIOR MANAGEMENT TEAM

VIENNA, Virginia, January 11, 2001 - Allied Research Corporation (ALR: AMEX), a diversified defense and commercial electronic security firm, today announced the appointment of a new management team headed by General (Retired) J.H. Binford Peay, III, U.S. Army. General Peay, a current Allied Research director, was named Chairman, President and Chief Executive Officer. He replaces Mr. W. Glenn Yarborough who retired as President and Chief Executive Officer.

Allied Research also announced that Major General (Retired) John G. Meyer, Jr.,
U. S. Army had joined the company as Executive Vice President, Chief Operating Officer and Acting Chief Financial Officer, and that Mr. Bruce W. Waddell, a current Allied Research director, had joined as Vice President for Strategic Planning and Corporate Development.

"Allied Research is extremely pleased to have the new executive team in place to kick-off the year and to accelerate its plans for diversification and enhanced shareholder value," said Dr. J. R. Sculley, Allied's Chairman Emeritus. "Allied's performance in 2000 has been good, and we expect sales and earnings to remain strong in 2001." Sculley commended Yarborough for his numerous contributions during his eight-year career with Allied, and noted that Mr. Yarborough will remain available to Allied as a consultant.

According to General Peay: "While Allied Research is a successful firm, we do not plan to stand still. We do plan to build on past and current success to maximize the underlying potential that needs to be exploited and logically developed. To reach our objectives we have assembled a top management team with uncommon skills across multiple disciplines, including operations, strategic planning, communications, human resources and finance. Today, we have the strength of two outstanding operating units, each with excellent management teams, a sound financial position, a solid backlog and an excellent Board."
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General Peay retired in 1997 as Commander in Chief, United States Central
Command, with responsibility for operations in some 20 countries throughout Africa, the Middle East, Persian Gulf and South Asia. Previously, he was Vice Chief of Staff, U.S. Army. He graduated from the Virginia Military Institute in 1962 with a B.S. in Civil Engineering and holds a Master of Arts degree from George Washington University. General Peay is currently a director of United Defense L.P., and a Trustee of the George C. Marshall Foundation. The V.M.I. Foundation and the National Defense University.

General Meyer recently retired from the U.S. Army having served as its most senior Public Affairs Officer for the last four years. He brings to the team 33 years of experience in the fields of law enforcement, human resource management, business communications and leadership consulting. He is the author of Company
                                                                       -------
Command: The Bottom Line, an authoritative leadership text widely used
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throughout the Army and other military services.

Mr. Waddell was most recently President of the The Stonebridge Group, Inc., a management consulting firm specializing in strategy and business development. He previously held management positions with Avery Dennison and in General Electric's defense and lighting businesses. Mr. Waddell is a graduate of Cornell University and studied law at The University of Toledo. He also is the Chairman of the Board of FRCC, Inc., Los Angeles, Ca.

Allied Research Corporation is a defense and commercial electronic security firm. Its operating units develop and produce ammunition. In addition, they design, produce and market sophisticated electronic security and access control systems.

Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.


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